EXHIBIT 10.32

                       PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (the "Agreement") is made and entered into as of March 30, 2005 (the "Effective Date") by and among CORNELL CAPITAL PARTNERS, LP, HIGHGATE HOUSE FUNDS,
LTD. (collectively, the "Pledgee"), ACCESS PHARMACEUTICALS,
INC., a corporation organized and existing under the laws of the State of Delaware (the "Pledgor"), and DAVID GONZALEZ, ESQ., as escrow agent ("Escrow Agent").

RECITALS:

WHEREAS, in order to secure the Company's obligations under the Securities Purchase Agreement, the Convertible Debentures, the Security Agreement, this Agreement and the Escrow Agreement all of even date herewith (collectively referred to as the "Transaction Documents"), the Pledgor has agreed to pledge to the Pledgee up to Two Million Eight Hundred Ninety Thousand Seven Hundred Twenty Three (2,891,723) shares (the "Pledged Shares") of the Pledgor's common stock.

WHEREAS, subject to the terms of the Convertible Debentures, the Pledgee has the right to convert at any time until payment in full, the Convertible Debentures into an aggregate of up to 658,250 shares of the Pledgor's common stock (the "Conversion Shares").

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

TERMS AND CONDITIONS

1. Pledge and Transfer of Pledged Shares.

1.1. The Pledgor hereby grants to Pledgee a security interest in all Pledged Shares as security for Pledgor's obligations under the Convertible Debentures. Simultaneously with the execution of the Transaction
Documents, the Pledgor shall deliver to the Escrow Agent stock certificates representing the Pledged Shares, together with duly executed stock powers or other appropriate transfer documents executed in blank by the Pledgor (the "Transfer Documents"), and such stock certificates and Transfer Documents shall be held by the Escrow Agent until the full payment of all amounts due to the Pledgee under the Convertible Debentures and through repayment in accordance with the terms of the Convertible Debentures, or the termination or expiration of this Agreement.

1.2. Adjustment to Pledged Shares. Upon each conversion by the Pledgee into Conversion Shares, the Pledgor shall provide written notice to the Escrow Agent, with a copy to the Pledgee, of the number of Conversion Shares issued to the Pledgee pursuant to such conversion and the number of Pledged Shares pursuant to this agreement shall be reduced, share for share, by the number of Conversion Shares issued to the Pledgee (if required by the applicable rules of the American Stock Exchange or the Nasdaq).

2. Rights Relating to Pledged Shares. Prior to the occurrence of an Event of Default (as defined herein), the Pledged Shares shall not be, or be deemed to be, issued or outstanding shares of the Pledgor and neither the Pledgee nor any other person shall be entitled to vote, receive dividends and other distributions thereon, and enjoy all other rights and privileges incident to the ownership of the number of Pledged Shares actually released from escrow in accordance with Section 5.1.

3. Release of Pledged Shares from Pledge. Upon the payment of all amounts due to the Pledgee under the Convertible Debentures by repayment or conversion in accordance with the terms of the Convertible Debenture, the parties hereto shall notify the Escrow Agent to such effect in writing. Upon receipt of such written notice for payment of the amounts due to the Pledgee under the Convertible Debentures, the Escrow Agent shall return to the Pledgor the Transfer Documents and the certificates representing the Pledged Shares, (collectively the "Pledged Materials), whereupon any and all rights of Pledgee in the Pledged Materials shall be terminated. Notwithstanding anything to the contrary contained herein, upon full payment of all amounts due to the Pledgee under the Convertible
Debentures, by repayment or conversion in accordance with the terms of the Convertible Debenture, this Agreement and Pledgee's security interest and rights in and to the Pledged Shares shall terminate.

4. Event of Default. An "Event of Default" shall be deemed to have occurred under this Agreement upon an Event of Default under the Transaction Documents.

5. Remedies.

5.1. Upon the occurrence of an Event of Default, the Pledgee shall provide written notice of such Default (the "Default Notice") to the Escrow Agent, with a copy to the Pledgor. As soon as practicable after receipt of the Default Notice, the Escrow Agent shall deliver to Pledgee the Pledged Materials held by the Escrow Agent hereunder, whereupon Pledgee may sell the number of Pledged Shares of which the proceeds from such sales, net of any selling commissions, are sufficient to repay all amounts owed to the Pledgee including, without limitation, outstanding principal, interest, legal fees, and any other amounts owed to the Pledgee and exercise all other rights and remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of New Jersey. To the extent that the net proceeds received by the Pledgee are less than the amounts it is owed, the Pledgee shall be entitled to a deficiency judgment for such amount and shall be entitled to proceed against any other collateral. The Pledgee shall have the absolute right to sell or dispose of the Pledged Shares in any manner it sees fit and shall have no liability to the Pledgor or any other party for selling or disposing of such Pledged Shares even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Escrow Agent shall have the absolute right to disburse the Pledged
Shares to the Pledgee in batches not to exceed 9.9% of the outstanding capital of the Company. The Pledgee shall return any Pledged Shares released to it and remaining after the Pledgee has applied the net proceeds to all amounts owed to the Pledgee. The Pledgee shall be entitled to vote, receive dividends and other distributions thereon, and enjoy all other rights and privileges incident to the ownership of the number of Pledged Shares actually released from escrow in accordance with this Section 5.1

5.2. Demand Registration Rights. In addition to all other remedies available to the Pledgee, upon an Event of Default, the Pledgor shall promptly, but in no event more than thirty (30) days after the date of the Default Notice, file a registration statement to register with the Securities and Exchange Commission the Pledged Shares for the resale by the Pledgee. The Pledgor shall cause the registration statement to remain in effect until all of the Pledged Shares have been sold by the Pledgee or until they are eligible for sale pursuant to Rule 144(k).

6. Concerning the Escrow Agent.

6.1. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

6.2. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.

6.3. Pledgee and the Pledgor hereby agree, to defend and indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 6.4 or 6.5 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys' fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgor.

6.4. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Pledged Materials with the Clerk of the United States District Court of New Jersey, sitting in Newark, New
Jersey, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The
Escrow Agent shall be indemnified by the Pledgor, the Company and Pledgee for all costs, including reasonable attorneys' fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.

6.5. The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgor and Pledgee) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

6.6. The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

6.7 Conflict Waiver. The Pledgor hereby acknowledges that the Escrow
Agent is general counsel to the Pledgee, a partner in the general partner of the Pledgee, and counsel to the Pledgee in connection with the transactions contemplated and referred herein. The Pledgor agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Pledgee and the Pledgor will not seek to disqualify such counsel and waives any objection Pledgor might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.

6.8 Notices. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to the Pledgor, to: Access Pharmaceuticals, Inc.
2600 Stemmons Freeway, Suite 176
Dallas, TX 75207
Attention: Kerry P. Gray
Telephone: (214) 905-5100
Facsimile: (214) 905-5101

With a copy to: Bingham McCutchen
150 Federal Street
Boston, MA 02110-1726
Attention: John J. Concannon, Esq.
Telephone: (617) 951-8874
Facsimile: (617) 951-8736

If to the Pledgee: Cornell Capital Partners LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8744

With copy to: Troy Rillo, Esq.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-1964

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

7. Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

8. Governing Law; Venue; Service of Process. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state superior courts located in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

9. Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

10. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

12. No Penalties. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

13. JURY TRIAL.  EACH OF THE PLEDGEE AND THE PLEDGOR
HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY
WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY
OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY
CONNECTED WITH THE DEALINGS BETWEEN PLEDGEE AND
PLEDGOR, THIS PLEDGE AND ESCROW AGREEMENT OR ANY
DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY
COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS
(WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY
HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING
OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT,
EQUITY OR OTHERWISE.

IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge and Escrow Agreement as of the date first above written.

CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager


HIGHGATE HOUSE FUNDS, LTD
By: Yorkville Advisors, LLC
Its: General Partner
By: /s/ Mark Angelo

Name: Mark Angelo
Title: Portfolio Manager


ACCESS PHARMACEUTICALS, INC.

By: /s/ Kerry P. Gray
Name: Kerry P. Gray
Title: President and Chief Executive Officer

ESCROW AGENT

By: /s/ David Gonzalez
Name: David Gonzalez, Esq.